UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2004

MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)

2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 961-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Under his Severance Agreement with Midway Games Inc. dated May 6, 2003, as amended, Neil D. Nicastro, our former Chairman of the Board and Chief Executive Officer, had the right to convert deferred severance in the amount of $1,963,460 into 599,259 shares of our common stock after April 6, 2006 and prior to May 1, 2006.

The Severance Agreement, however, provides that if, for any consecutive 30 trading days during the 35 months following May 6, 2003, the weighted average price of our common stock is at least $10.00 per share, then Mr. Nicastro would receive the 599,259 shares within 5 business days.

During the 30 trading days ending with August 25, 2004, the weighted average price of our common stock was greater than $10.00 per share. Therefore, the 599,259 shares became due within 5 business days after August 25, 2004. Mr. Nicastro used 176,482 of these shares to pay his withholding taxes required by the issuance, and so the net amount of shares issued to him was 422,777, all of which were issued out of treasury on Friday August 27, 2004. Mr. Nicastro is not entitled to any further payments under the Severance Agreement.

Item 9.01  Financial Statements and Exhibits.

   (c)  Exhibits

Exhibits	Description
99.1
Severance Agreement dated as of the 6th of May, 2003 by and between Midway Games Inc. and Neil D. Nicastro, incorporated herein by reference to an exhibit to Midway’s Current Report on Form 8-K filed with the SEC on May 7, 2003.

99.2
Letter Agreement dated as of June 29, 2004 by and between the Registrant and Neil D. Nicastro amending the Severance Agreement dated as of May 6, 2003 by and between the Registrant and Mr. Nicastro, incorporated herein by reference to an exhibit to Midway’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 filed with the SEC on August 6, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.

August 31, 2004	By:	/s/ David F. Zucker
David F. Zucker
President and Chief Executive Officer